Wheels Up Announces Record Second Quarter Revenue Up 49% Year-over-Year
Technology investments & operational focus expected to drive Adjusted EBITDA profitability in 2024

NEW YORK – August 11, 2022 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the second quarter, which ended June 30, 2022.
Second Quarter 2022 Highlights
•Revenue increased 49% year-over-year to $425.5 million
•Strong demand with prepaid block sales up 187% year-over-year
•Active Members grew 20% year-over-year to 12,667 in total
•Live Flight Legs increased 19% year-over-year to 21,705 in total
•Net loss increased by $63.8 million year-over-year to a net loss of $92.8 million
•Adjusted EBITDA decreased by $38.4 million year-over-year to a loss of $46.9 million
“Our strong market position and iconic brand helped drive record revenue in the second quarter, and another quarter of growth in prepaid blocks speaks both to the steadfast loyalty of our member base, and the continued consumer demand for private aviation,” said Chairman and CEO Kenny Dichter. “Air Partner is off to a strong start in its first quarter as part of our company, and we are already seeing the benefits of having a global footprint. Our team is moving quickly to enhance our technology-enabled marketplace platform which we expect will provide us with a significant competitive advantage.”

“We continue to invest in technology and other areas of the business to drive improvement in our execution and operational capabilities,” said Todd Smith, CFO. “We remain focused on delivering great service for our members and customers during our journey towards significant and sustainable profitability for our shareholders.”

Recent Initiatives
•Entire Wheels Up controlled fleet now managed through UP FMS that aggregates the data for all flight operations under one consolidated dashboard. This platform sets the company on the path to fully automate aircraft and crew scheduling and more effectively and efficiently manage daily operations and shape demand.

•Continuing to make progress to streamline operations. Combined with the previously communicated efforts around certificate consolidation, these efforts will enhance the company’s operational effectiveness and efficiency as well as customer service and are part of the plan to achieve positive Adjusted EBITDA in 2024.

•Exceeded pilot hiring targets. The company is continuing to make progress on pilot training and investing in maintenance hiring and capabilities to improve overall fleet availability.

Financial and Operating Highlights

	As of June 30,
	2022	2021	% Change
Active Members(1)	12,667	10,515	20%

	Three Months Ended June 30,
(In thousands, except percentages, Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2022	2021	% Change
Active Users(1)	13,119	11,281	16%
Live Flight Legs(1)	21,705	18,234	19%
Flight revenue per Live Flight Leg	$13,088	$11,663	12%
Revenue	$425,512	$285,580	49%
Net loss	$(92,760)	$(28,954)	(220)%
Adjusted EBITDA(1)	$(46,889)	$(8,480)	(453)%

	Six Months Ended June 30,
(In thousands, except percentages)	2022	2021	% Change
Revenue	$751,147	$547,237	37%
Net loss	$(181,800)	$(61,167)	(197)%
Adjusted EBITDA(1)	$(96,317)	$(17,141)	(462)%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the second quarter:
•Active Members grew 20% year-over-year to 12,667 driven by strong new member sales and existing membership retention.
•Active Users grew 16% to 13,119 year-over-year primarily driven by the growth in Active Members.
•Live Flight Legs increased by 19% year-over-year to 21,705 with strong flight demand across all cabin classes driven by the growth in Active Members and the acquisition of Air Partner.
•Flight revenue per Live Flight Leg was $13,088, up 12% year-over-year, and up 16% year-over-year excluding Air Partner. The increase was the result of the introduction of fuel surcharges, higher pricing, and a higher mix of larger cabin flying.
•Revenue increased 49% year-over-year driven by strong flight demand.
•Net loss increased by $63.8 million due to several factors, including a decrease in Adjusted Contribution Margin caused by supply constraints and increased operating costs, as well as an increase in equity-based compensation expense, including a broad-based equity grant to the Wheels Up employee pilots.
•Adjusted EBITDA loss of $46.9 million decreased $38.4 million year-over-year, due primarily to lower Adjusted Contribution Margin.

Webcast and Conference Call Information
A conference call with management will be held today at 4:30 pm ET. To access a live webcast of the conference call and any supporting materials please visit the Wheels Up investor site (www.wheelsup.com/investors). The site will include an archive of this webcast and supporting materials as well as any announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases.
About Wheels Up
Wheels Up is the leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter and aircraft management services—as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines Inc. The Wheels Up Services brands also offer freight, safety & security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its growing base of 12,000+ members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly. Wheels Up is committed to aligning with philanthropic organizations that matter most to our company, members, customers, families and friends. Through the Wheels Up Cares program, a Wheels Up Beechcraft King Air 350i aircraft is custom-designed to represent the established cause and is a flying symbol of each charity’s mission. Headquartered in New York City, Wheels Up has office locations in 25 cities and towns across three continents and a workforce of nearly 2,700 employees.

To learn more about Wheels Up, go to wheelsup.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Wheels Up’s expectations, hopes, beliefs, intentions or strategies regarding the future including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets, (ii) the degree of market acceptance and adoption of Wheels Up’s products and services, (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry, (iv) Wheels Up’s ability to attract and retain customers and (v) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Wheels Up’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC by Wheels Up on March 10, 2022, and other documents filed by Wheels Up from time to time with the SEC. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.
Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution, and Adjusted Contribution Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with U.S. GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest U.S. GAAP equivalents, including that they exclude significant expenses that are required by U.S. GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.
Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30, 2022 (Unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$426,984	$784,574
Accounts receivable, net	114,024	79,403
Other receivables	12,111	8,061
Parts and supplies inventories, net	12,355	9,410
Aircraft inventory	30,464	—
Aircraft held for sale	37,375	18,101
Prepaid expenses	40,481	21,789
Other current assets	18,144	11,736
Total current assets	691,938	933,074
Property and equipment, net	389,395	317,836
Operating lease right-of-use assets	113,291	108,582
Goodwill	528,327	437,398
Intangible assets, net	154,666	146,959
Restricted cash	27,432	2,148
Other non-current assets	63,998	35,067
Total assets	$1,969,047	$1,981,064
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$61,957	$43,672
Accrued expenses	124,073	107,153
Deferred revenue, current	1,039,279	933,527
Operating lease liabilities, current	28,378	31,617
Intangible liabilities, current	2,000	2,000
Other current liabilities	16,678	17,068
Total current liabilities	1,272,365	1,135,037
Deferred revenue, non-current	1,793	1,957
Operating lease liabilities, non-current	90,801	83,461
Warrant liability	4,508	10,268
Intangible liabilities, non-current	13,083	14,083
Other non-current liabilities	3,741	30
Total liabilities	1,386,291	1,244,836
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 246,187,546 shares issued and 244,274,300 shares outstanding as of June 30, 2022; and 245,834,569 shares issued and outstanding as of December 31, 2021	25	25
Additional paid-in capital	1,499,864	1,450,839
Accumulated deficit	(902,126)	(720,713)
Accumulated other comprehensive loss	(8,318)	—
Treasury stock, at cost, 1,913,246 and 0 shares, respectively	(6,689)	—
Total Wheels Up Experience Inc. stockholders’ equity	582,756	730,151
Non-controlling interests	—	6,077
Total equity	582,756	736,228
Total liabilities and equity	$1,969,047	$1,981,064

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$425,512	$285,580	$751,147	$547,237

Costs and expenses:
Cost of revenue	408,898	255,188	741,656	489,695
Technology and development	14,606	8,025	25,797	15,049
Sales and marketing	33,688	17,895	56,931	33,689
General and administrative	46,973	15,786	85,877	33,955
Depreciation and amortization	16,134	13,482	30,362	27,313
Gain on sale of aircraft held for sale	(663)	—	(2,634)	—
Total costs and expenses	519,636	310,376	937,989	599,701

Loss from operations	(94,124)	(24,796)	(186,842)	(52,464)

Other income (expense):
Change in fair value of warrant liability	2,129	—	5,760	—
Interest income	405	6	482	18
Interest expense	—	(4,164)	—	(8,721)
Other expense, net	(850)	—	(880)	—
Total other income (expense)	1,684	(4,158)	5,362	(8,703)

Loss before income taxes	(92,440)	(28,954)	(181,480)	(61,167)

Income tax expense	(320)	—	(320)	—

Net loss	(92,760)	(28,954)	(181,800)	(61,167)
Less: Net loss attributable to non-controlling interests	—	(2,798)	(387)	(5,602)
Net loss attributable to Wheels Up Experience Inc.	$(92,760)	$(26,156)	$(181,413)	$(55,565)

Net loss per share of Class A common stock:
Basic	$(0.38)	$(0.15)	$(0.74)	$(0.33)
Diluted	$(0.38)	$(0.15)	$(0.74)	$(0.33)

Weighted-average shares of Class A common stock outstanding:
Basic	244,086,036	169,023,943	244,347,439	168,935,745
Diluted	244,086,036	169,023,943	244,347,439	168,935,745

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(181,800)	$(61,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	30,362	27,313
Amortization of deferred financing costs and debt discount	—	618
Equity-based compensation	43,335	2,762
Change in fair value of warrant liability	(5,760)	—
Provision for expected credit losses	200	498
Gain on sale of aircraft held for sale	(2,634)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(17,394)	(1,461)
Other receivables	(4,050)	(2,091)
Parts and supplies inventories	(2,754)	(2,114)
Aircraft inventory	(30,464)	—
Prepaid expenses	(9,442)	413
Other current assets	(520)	(678)
Other non-current assets	(27,496)	(49)
Operating lease liabilities, net	(563)	(504)
Accounts payable	9,345	14,158
Accrued expenses	(6,979)	(7,275)
Other current liabilities	(655)	(508)
Other non-current liabilities	(297)	132
Deferred revenue	67,391	(88,958)
Net cash used in operating activities	(140,175)	(118,911)

INVESTING ACTIVITIES:
Purchases of property and equipment	(76,464)	(4,780)
Purchases of aircraft held for sale	(43,774)	—
Proceeds from sale of aircraft held for sale, net	27,135	—
Acquisitions of businesses, net of cash acquired	(75,093)	7,844
Capitalized software development costs	(12,901)	(5,732)
Net cash used in investing activities	(181,097)	(2,668)

FINANCING ACTIVITIES:
Purchases of shares for treasury	(6,689)	—
Repayments of long-term debt	—	(29,250)
Payments of deferred offering costs	—	(1,426)
Repayment of loan to employee	—	102
Net cash used in financing activities	(6,689)	(30,574)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,345)	—

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(332,306)	(152,153)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	786,722	324,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$454,416	$172,723
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	—	$30,172

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, U.S. GAAP. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP and should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest U.S. GAAP equivalents, including that they exclude significant expenses that are required by U.S. GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and legacy Wheels Up Private Jets jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue and (iii) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends. Prior to issuing a broad-based equity grant for our pilots during the third quarter of 2021, equity-based compensation expense included in cost of revenue for prior periods was not significant.
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) change in fair value of warrant liability and (viii) other items not indicative of our ongoing operating performance, including restructuring charges.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

Reconciliations of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable U.S. GAAP measure (in thousands, except percentages):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$425,512	$285,580	$751,147	$547,237
Less: Cost of revenue	(408,898)	(255,188)	(741,656)	(489,695)
Less: Depreciation and amortization	(16,134)	(13,482)	(30,362)	(27,313)
Gross profit (loss)	$480	$16,910	$(20,871)	$30,229
Gross margin	0.1%	5.9%	(2.8)%	5.5%
Add back:
Depreciation and amortization	$16,134	$13,482	$30,362	$27,313
Equity-based compensation expense in cost of revenue	3,307	49	7,739	100
Acquisition and integration expense in cost of revenue	—	—	—	1,010
Adjusted Contribution	$19,921	$30,441	$17,230	$58,652
Adjusted Contribution Margin	4.7%	10.7%	2.3%	10.7%
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable U.S. GAAP measure (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(92,760)	$(28,954)	$(181,800)	$(61,167)
Add back (deduct)
Interest expense	—	4,164	—	8,721
Interest income	(405)	(6)	(482)	(18)
Income tax expense	320	—	320	—
Other expense, net	850	—	880	—
Depreciation and amortization	16,134	13,482	30,362	27,313
Equity-based compensation expense	20,781	1,348	43,335	2,762
Public company readiness expense	—	370	—	843
Acquisition and integration expense	7,511	1,116	11,345	4,374
Restructuring charges	2,809	—	5,483	—
Change in fair value of warrant liability	(2,129)	—	(5,760)	—
Corporate headquarters relocation expense	—	—	—	31
Adjusted EBITDA	$(46,889)	$(8,480)	$(96,317)	$(17,141)

The following tables reconcile Adjusted EBITDA to net loss, including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended June 30, 2022
	GAAP as reported	Equity-based compensation expense	Acquisition and integration expense	Restructuring charges	Non-GAAP
Revenue	$425,512	$—	$—	$—	$425,512

Costs and expenses:
Cost of revenue	408,898	(3,307)	—	—	405,591
Technology and development	14,606	(655)	—	—	13,951
Sales and marketing	33,688	(2,857)	—	—	30,831
General and administrative	46,973	(13,962)	(7,511)	(2,809)	22,691
Depreciation and amortization	16,134	—	—	—	16,134
Gain on sale of aircraft held for sale	(663)	—	—	—	(663)
Total costs and expenses:	519,636	(20,781)	(7,511)	(2,809)	488,535

Loss from operations	(94,124)	20,781	7,511	2,809	(63,023)

Other income (expense)
Change in fair value of warrant liability	2,129				2,129
Interest income	405				405
Interest expense	—				—
Other expense, net	(850)				(850)
Total other income	1,684				1,684

Income tax expense	(320)				(320)

Net loss	$(92,760)				(61,659)

Add back (deduct)
Depreciation and amortization					16,134
Change in fair value of warrant liability					(2,129)
Interest income					(405)
Interest expense					—
Income tax expense					320
Other expense, net					850
Adjusted EBITDA					$(46,889)

	Three Months Ended June 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$285,580	$—	$—	$—	$—	$285,580

Costs and expenses:
Cost of revenue	255,188	(49)	—	—	—	255,139
Technology and development	8,025	(93)	—	—	—	7,932
Sales and marketing	17,895	(216)	—	—	—	17,679
General and administrative	15,786	(990)	(370)	(1,116)	—	13,310
Depreciation and amortization	13,482	—	—	—	—	13,482
Total costs and expenses:	310,376	(1,348)	(370)	(1,116)	—	307,542

Loss from operations	(24,796)	1,348	370	1,116	—	(21,962)

Other (expense) income
Interest income	6					6
Interest expense	(4,164)					(4,164)
Total other expense	(4,158)					(4,158)

Income tax expense	—					—

Net loss	$(28,954)					(26,120)

Add back (deduct)
Depreciation and amortization						13,482
Interest income						(6)
Interest expense						4,164
Income tax expense						—
Adjusted EBITDA						$(8,480)

	Six Months Ended June 30, 2022
	GAAP as reported		Equity-based compensation expense	Acquisition and integration expense	Restructuring charges	Non-GAAP
Revenue	$751,147		$—	$—	$—	$751,147

Costs and expenses:
Cost of revenue	741,656		(7,739)		—	733,917
Technology and development	25,797		(1,296)	—	—	24,501
Sales and marketing	56,931		(5,558)	—	—	51,373
General and administrative	85,877		(28,742)	(11,345)	(5,483)	40,307
Depreciation and amortization	30,362		—	—	—	30,362
Gain on sale of aircraft held for sale	(2,634)		—	—	—	(2,634)
Total costs and expenses:	937,989		(43,335)	(11,345)	(5,483)	877,826

Loss from operations	(186,842)		43,335	11,345	5,483	(126,679)

Other income (expense)
Change in fair value of warrant liability	5,760					5,760
Interest income	482					482
Interest expense	—					—
Other expense, net	(880)					(880)
Total other income	5,362	$5,362				5,362

Income tax expense	(320)

Net loss	$(181,800)					(121,637)

Add back (deduct)
Depreciation and amortization						30,362
Change in fair value of warrant liability						(5,760)
Interest income						(482)
Interest expense						—
Income tax expense						320
Other expense, net						880
Adjusted EBITDA						$(96,317)

	Six Months Ended June 30, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense	Acquisition and integration expense	Corporate headquarters relocation expense	Non-GAAP
Revenue	$547,237	$—	$—	$—	$—	$547,237

Costs and expenses:
Cost of revenue	489,695	(100)	—	(1,011)	—	488,584
Technology and development	15,049	(187)	—	—	—	14,862
Sales and marketing	33,689	(452)	—	—	—	33,237
General and administrative	33,955	(2,023)	(843)	(3,363)	(31)	27,695
Depreciation and amortization	27,313	—	—	—	—	27,313
Total costs and expenses:	599,701	(2,762)	(843)	(4,374)	(31)	591,691

Loss from operations	(52,464)	2,762	843	4,374	31	(44,454)

Other (expense) income
Interest income	18	—	—	—	—	18
Interest expense	(8,721)	—	—	—	—	(8,721)
Total other expense	(8,703)	—	—	—	—	(8,703)

Income tax expense	—					—

Net loss	$(61,167)					(53,157)

Add back (deduct)
Depreciation and amortization						27,313
Interest income						(18)
Interest expense						8,721
Income tax expense						—
Adjusted EBITDA						$(17,141)

Supplemental Revenue Information

(In thousands, except percentages)	Three Months Ended June 30,		Change in
	2022	2021	$	%
Membership	$24,020	$16,188	$7,832	48%
Flight	284,071	212,660	71,411	34%
Aircraft management	60,718	49,955	10,763	22%
Other	56,703	6,777	49,926	737%
Total	$425,512	$285,580	$139,932	49%

(In thousands, except percentages)	Six Months Ended June 30,		Change in
	2022	2021	$	%
Membership	$44,667	$31,162	$13,505	43%
Flight	520,434	403,134	117,300	29%
Aircraft management	121,224	100,835	20,389	20%
Other	64,822	12,106	52,716	435%
Total	$751,147	$547,237	$203,910	37%